Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Auto Parts Network, Inc. of our reports dated March 13, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of U.S. Auto Parts Network, Inc., appearing in the Annual Report on Form 10-K of U.S. Auto Parts Network, Inc. for the fiscal year ended December 30, 2017.

Los Angeles, California
August 8, 2018